Exhibit 10.05

DATED 18th JULY 2000

RULES OF THE

LIPOXEN PLC

UNAPPROVED SHARE OPTION PLAN

(as amended by a resolution of the board of directors of

Lipoxen PLC passed on 14 March 2006)

17 Hanover Square London W1R 9AJ

Tel: 020 7917 8500 Fax: 020 7917 8555

Unapproved Share Option

Scheme

RULES OF

THE LIPOXEN PLC

UNAPPROVED SHARE OPTION PLAN

INDEX

Rule

1	Interpretation
2	Eligibility
3	Grant of Options
4	Relationship with Contract of Employment
5	Non-transferability of Options
6	Exercise Price
7	Performance-Related Conditions of Exercise
8	Exercise of Options
9	Manner of Exercise of Options
10	Overall Limits on the Granting of Options
11	Demerger, Reconstruction or Winding-up
12	Take-over
13	Variation of Share Capital
14	Legal and Tax Obligations
15	Alteration of Plan
16	Service of Documents
17	Miscellaneous

Option Certificate
Notice of Exercise

1	INTERPRETATION

1.1	In this Plan (unless the context otherwise requires) the following words and phrases have the meanings given below:

“Acquiring Company”	a company which has obtained control of the Company or has become bound or entitled to acquire shares;

“AIM”	the Alternative Investment Market of the London Stock Exchange;

“Associated Company”	has the meaning given for the purposes of section 521(3) of ITEPA by paragraph 35(1) of Schedule 4 to ITEPA;

“the Auditors”	the auditors of the Company for the time being;

“the Committee”	the Remuneration Committee of the Directors or such other committee comprising a majority of non-executive directors of the Company to which the Directors may delegate responsibility for the operation of this Plan;

“the Company”	Lipoxen PLC (registered number 3213174);

“control”	has the meaning given in section 840 of the Taxes Act;

“the Date of Grant”	in relation to any Option, the date on which that Option is granted;

“Dealing Day”	a day on which the London Stock Exchange is open for business;

“the Directors”	the board of directors of the Company from time to time or a duly constituted committee of such directors;

“Eligible Person”	any person who is a bona fide employee (including executive directors);

“Exercise Price”	in relation to an Option, the price per Share payable upon the exercise of that Option;

“the Group”	the Company and each and every company which is for the time being a Subsidiary;

“ITEPA”	the Income Tax (Earnings and Pensions) Act 2003;

“the London Stock Exchange”	London Stock Exchange Limited;

“Market Value”	when the Shares are traded on the London Stock Exchange, the middle market quotation of a Share as derived from the Official List for the immediately preceding Dealing Day; or in any other case, on any day the amount determined by the Directors to be the market value of a Share in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act, 1992;

“the Model Code”	the Model Code for Securities Transactions by Directors of Listed Companies or AIM Companies (as the case may require) issued by the UK Listing Authority from time to time;

“New Option”	the right to subscribe for shares in the Acquiring Company or in a company which has control of an Acquiring Company granted or to be granted to Optionholders by an Acquiring Company in exchange for an Option pursuant to Rule 12.4;

“New Shares”	the Shares over which a New Option is granted pursuant to Rule 12.4;

“the Official List”	the daily Official List published by The London Stock Exchange;

“Option”	right to subscribe for Shares granted in accordance with and subject to the rules of this Plan;

“Optionholder”	a person who has been granted an Option or if that person has died, his Personal Representatives;

“Option Tax Liability”	in relation to any Optionholder, any liability of the Company, and/or any company in the Group to account for any amount of income tax or other tax arising in relation to his Option or its exercise to the extent permitted by law;

“Ordinary Share Capital”	issued share capital of the Company;

“Personal Representatives”	in relation to an Optionholder, the legal personal representatives of the Optionholder (being either the executors of his will to whom a valid grant of probate has been made or if he dies intestate the duly appointed administrator(s) of his estate) who have provided to the Directors evidence of their appointment as such;

“this Plan”	The Lipoxen PLC Unapproved Share Option Plan as set out in these rules and amended from time to time;

“Shares”	fully-paid ordinary shares in the capital of the Company;

“Subsidiary”	any company which is for the time being both a subsidiary (as defined in section 736 of the Companies Act 1985) of the Company and under the control of the Company;

“the Taxes Act”	the Income and Corporation Taxes Act 1988.

“the UK Listing Authority”	the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000.

1.2	References to an Option vesting or being or becoming vested in respect of any number or proportion of the Shares over which it subsists are to be read as references to the Option becoming capable of being exercised either immediately or, subject to the Optionholder continuing to hold office or employment within the Group (or with any Associated Company), at some future time.

1.3	References to Shares in respect of which an Option subsists at any time are to be read and construed as references to the Shares over which the Option is then held (and in respect of which it has not then lapsed and ceased to be exercisable).

1.4	Any reference to any enactment includes a reference to that enactment as from time to time modified extended or re-enacted.

1.5	Words denoting the masculine gender shall include the feminine.

1.6	Words denoting the singular shall include the plural and vice versa.

2	ELIGIBILITY

2.1	Subject to the following provisions of this rule 2, the Directors shall have an absolute discretion as to the selection of persons to whom an Option is granted by the Company.

2.2	An Option shall not be granted to any person unless he is an Eligible Person.

2.3	An Option shall not be granted to any person within the period of 2 years ending with the date on which that person is bound to retire in accordance with the terms of his contract of employment.

2.4	No Option shall be granted to an executive director of the Company unless such grant has been approved by a majority of the non-executive directors.

3	GRANT OF OPTIONS

3.1	An Option may only be granted:

3.1.1	at any time within the period of 42 days beginning with the date on which this Plan is adopted by the Directors; and

3.1.2	thereafter, where the Shares are traded on the London Stock Exchange or AIM, during the period of 42 days following the date of notification to the London Stock Exchange of the annual or half yearly results of the Company; and

3.1.3	within a period of 14 days immediately after the person to whom it is granted first becomes an Eligible Person; and

3.1.4	at any other time but only if, in the opinion of the Directors, the circumstances are exceptional.

3.2	In the event of the Company being restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by the UK Listing Authority or the London Stock Exchange or any other regulatory authority) from granting an Option in accordance with rule 3.1, an Option may be granted at any time during the period of 42 days after the removal of all such restrictions on that occasion.

3.3	No Option may be granted after the tenth anniversary of the adoption of this Plan by the Directors.

3.4	An Option shall be granted by the Company executing as a deed and issuing to the Optionholder an option certificate which contains an undertaking by the Optionholder (duly executed as a deed) to be bound by the rules of this Plan and which specifies:

3.4.1	the Date of Grant;

3.4.2	the number of Shares in respect of which the Option is granted;

3.4.3	the Exercise Price;

3.4.4	the earliest date on which the Option may be exercised by reason of rule 8.2;

3.4.5	that the exercise of the Option may be subject to such performance related conditions determined by the Directors and notified to the Optionholder at the Date of Grant;

3.4.6	that the Optionholder agrees to indemnify the Company and any company in the Group in respect of any Option Tax Liability and is otherwise in such form as the Company may from time to time determine.

3.5	The Optionholder shall be entitled to renounce, surrender or cancel, or agree to the cancellation of, an Option within the period of 30 days immediately following the Date of Grant and if an Option is so renounced, surrendered or cancelled it shall be deemed for the purposes of rule 10 never to have been granted.

4	RELATIONSHIP WITH CONTRACT OF EMPLOYMENT

4.1	The grant of an Option does not form part of the Optionholder’s entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and the Company or any Subsidiary or Associated Company or former Subsidiary or former Associated Company give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

4.2	The rights and obligations of an Optionholder under the terms of his contract of employment with the Company or any Subsidiary or Associated Company or former Subsidiary or former Associated Company shall not be affected by the grant of an Option.

4.3	The rights granted to an Optionholder upon the grant of an Option shall not afford the Optionholder any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with the Company or any Subsidiary or Associated Company or former Subsidiary or former Associated Company for any reason whatsoever.

4.4	An Optionholder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office or employment with the Company or any Subsidiary or Associated Company or former Subsidiary or former Associated Company for any reason (including, without limitation, any breach of contract by his employer) or in any other circumstances whatsoever.

5	NON-TRANSFERABILITY OF OPTIONS

5.1	During his lifetime only the individual to whom an Option is granted may exercise that Option.

5.2	An Option shall immediately cease to be exercisable if:

5.2.1	it is purported to be transferred or assigned (other than to his Personal Representatives upon the death of the Optionholder), mortgaged, charged or otherwise disposed of by the Optionholder; or

5.2.2	the Optionholder is adjudicated bankrupt or a bankruptcy order is made against the Optionholder pursuant to Chapter 1 of Part IX of the Insolvency Act 1986; or

5.2.3	the Optionholder is otherwise deprived (otherwise than on death) of the legal or beneficial ownership of the Option by operation of law or by the Optionholder doing or omitting to do anything which causes him to be so deprived.

6	EXERCISE PRICE

The Exercise Price shall be determined by the Directors and shall be the Market Value of a Share on the day the Option was granted pursuant to Rule 3, provided always that the Exercise Price shall not be less than the nominal value of a Share:

7	PERFORMANCE-RELATED CONDITIONS OF EXERCISE

7.1	The exercise of an Option may be conditional upon the performance of the Company and, if the Directors so determine, upon the performance of a Subsidiary and/or the Optionholder over such period and measured against such objective criteria as shall be determined by the Directors and notified to the Optionholder when the Option is granted.

7.2	Any such condition may provide that the Option shall become vested in respect of a given number or proportion of the Shares over which it subsists according to whether, and the extent to which, any given performance target is met or exceeded.

7.3	If, in consequence of a performance condition being met, an Option becomes vested in respect of some but not all of the number of Shares over which it subsists it shall thereupon lapse and cease to be exercisable in respect of the balance of the Shares over which it was held.

8	EXERCISE OF OPTIONS

Latest time for exercise

8.1	An Option may not in any event be exercised:

8.1.1	later than the tenth anniversary of the Date of Grant or such earlier time as the Company shall determine and notify to the Optionholder when the Option is granted; nor

8.1.2	at any time when to do so would cause either the Optionholder or the Company to contravene the Model Code, where applicable.

8.2	Save as provided in rules 8.3, 8.4, 8.5, 8.6, 11 and 12 Options granted to any Eligible Person shall be exercisable as to not more than 50% of such Options on or after the first anniversary of the relevant Date of Grant, 25% of such Options on or after the second anniversary of the relevant Date of Grant; and 25% of such Options on or after the third anniversary of the relevant Date of Grant.

Death of Optionholder

8.3	If an Optionholder dies in service after an Option granted to him has become vested in respect of any number of Shares then such Option may be exercised by his Personal Representatives in respect of such Shares within the period of 6 months beginning with the date of his death, and if not then exercised shall lapse and cease to be exercisable at the end of that period.

8.4	If an Optionholder dies in service before an Option granted to him has become vested in respect of any Shares such Option may, within the period of 6 months beginning with the date of death, be exercised by his Personal Representatives and if not then exercised shall lapse and cease to be exercisable at the end of that period of 6 months.

8.5	If an Optionholder dies after ceasing to hold office or employment within the Group an Option granted to him may, within the period of 6 months beginning with the date of death, be exercised by his Personal Representatives in respect of such of the Shares as were vested and in respect of which the Option could have been exercised at the time of death and if not then exercised shall lapse and cease to be exercisable at the end of that period of 6 months.

Injury, disability, redundancy, retirement etc

8.6	If an Optionholder ceases to hold office or employment within the Group by reason of:

8.6.1	injury, ill-health or disability (evidenced to the satisfaction of the Directors); or

8.6.2	dismissal by reason of redundancy (within the meaning of the Employment Rights Act 1996); or

8.6.3	retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment; or

8.6.4	the company with which he holds office or employment by virtue of which he is eligible to participate in this Plan ceasing to be an Associated Company or a member of the Group; or

8.6.5	the fact that the office or employment by virtue of which he is eligible to participate in this Plan relates to a business or part of a business which is transferred to a company which is neither an Associated Company nor a member of the Group then, subject to rule 8.5, an Option granted to him may be exercised within the period of 6 months beginning with the date on which the Optionholder so ceases and in respect of any Options held by the Optionholder, whether or not vested at that date and if not then exercised in respect of any Shares shall lapse and cease to be exercisable at the end of that period of 6 months.

Leaving for other reasons

8.7	If an Optionholder ceases to hold office or employment within the Group for any reason other than those set out in rules 8.3, 8.4 and 8.6 then, subject to rule 8.5, an Option granted to him may only be exercised in respect of such number of Shares in respect of which it had become vested at that date within a period of 6 months from the date on which the Optionholder so ceases and if not then exercised shall lapse and cease to be exercisable at the end of that period of 6 months. Any Options granted to him which have not become vested at the date of cessation shall lapse and cease to be exercisable as at the date of cessation.

8.8	For the purposes of this rule 8 an Optionholder shall not be treated as having ceased to hold office or employment within the Group unless and until he no longer holds any office or employment with any member of the Group or with any Associated Company.

8.9	For the purposes of this Rule 8, a female Optionholder whose employment has been terminated in circumstances such that, pursuant to Part VIII of the Employment Rights Act 1996 she has a right to return to work, shall not be treated as having ceased to hold office or employment within the Group by reason of such termination until such time as such right shall cease to subsist.

9	MANNER OF EXERCISE OF OPTIONS

9.1	An Option shall be exercised only by the Optionholder serving a written notice upon the Company (acting as agent for the Company) which:

9.1.1	specifies the number of Shares in respect of which that Option is exercised which in any event shall not exceed any maximum permitted by these Rules; and

9.1.2	is accompanied by payment of an amount equal to the product of the number of Shares specified in the notice and the Exercise Price; and

9.1.3	unless the Directors otherwise permit, is accompanied by the option certificate in respect of that Option; and

9.1.4	is accompanied by evidence satisfactory to the Committee that such arrangements have been made as the Committee may from time to time reasonably require (and notify to Optionholders on request) to ensure that any Option Tax Liability will be reimbursed to the person which has accounted for such liability and is otherwise in such form as the Directors may from time to time determine.

9.2	Within the period of 30 days beginning with the date on which the requirements of rule 9.1 are satisfied, the Company shall allot to the Optionholder (or such other person as the Optionholder may direct) such number of Shares as is specified in the notice.

9.3	As soon as reasonably practicable after the allotment of any Shares pursuant to rule 9.2, the Company shall issue to the Optionholder (or other person as directed by the Optionholder) a definitive share certificate or such acknowledgement of shareholding as is prescribed from time to time in respect of the Shares so allotted.

9.4	The allotment of any Shares under this Plan shall be subject to the Memorandum and Articles of Association of the Company and to any necessary consents of any governmental or other authorities under any enactments or regulations from time to time in force and it shall be the responsibility of the Optionholder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

9.5	All Shares allotted under this Plan shall rank equally in all respects with the Shares for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of such allotment.

9.6	No Option shall be quoted or dealt in on any stock exchange or other market but upon the allotment of any shares hereunder, the Company shall, where its Shares are traded on the London Stock Exchange, apply to the London Stock Exchange for the Shares to be admitted to trading on the London Stock Exchange or AIM and/or for listing thereof by the UK Listing Authority (as the case may require).

10	OVERALL LIMITS ON THE GRANTING OF OPTIONS

The number of Shares in respect of which Options may be granted on a given day in any year, when added to the number of Shares in respect of which Options have previously been granted (and, if not exercised, have not then ceased to be exercisable) in that year and the 9 preceding years, shall not exceed 15% of the Ordinary Share Capital on that day.

11	DEMERGER, RECONSTRUCTION OR WINDING-UP

11.1	Subject to rule 8.1, in the event that notice is given to shareholders of the Company of a proposed demerger of the Company or of any Subsidiary the Company may give notice to Optionholders that Options may then be exercised in respect of all the Shares over which they subsist (notwithstanding that any performance related condition subject to which any Option may be then exercisable is not then satisfied) within such period (not exceeding 30 days) as the Company may specify in such notice to Optionholders SAVE THAT:

11.1.1

no such notice to Optionholders shall be given unless the Auditors have confirmed in writing to the Company that (disregarding any performance-related condition subject to which any Option may be then exercisable) the interests of Optionholders would or might be substantially prejudiced if before the proposed demerger has effect Optionholders could not exercise their Options and be registered as the holders of the Shares thereupon acquired; and

11.1.2	in the case of Optionholders who are executive Directors of the Company, a majority of the non-executive Directors consent to such exercise being permitted.

11.2	Subject to rule 8.1, if the court sanctions a compromise or arrangement proposed for the purposes of or in connection with a plan for the reconstruction of the Company or its amalgamation pursuant to section 425 of the Companies Act 1985 the Optionholder shall be entitled to exercise his Option during the period of 6 months commencing on the date on which the court sanctions the compromise or arrangement, notwithstanding that any performance-related condition subject to which such Option may be then exercisable is not then satisfied, and thereafter the Option shall lapse and cease to be exercisable.

11.3	In the event of notice being given to holders of Shares of a resolution for the voluntary winding-up of the Company, an Option may, subject to rule 8.1, be exercised at any time before the commencement of the winding-up, notwithstanding that any performance related condition subject to which such Option is then exercisable is not then satisfied, and thereafter the Option shall lapse and cease to be exercisable.

11.4	All Options shall immediately lapse and cease to be exercisable upon the commencement of a winding-up of the Company.

12	TAKE-OVER

12.1	Subject to rule 8.1 and notwithstanding rule 8.2, if, as a result of either:

12.1.1	a general offer to acquire the whole of the Ordinary Share Capital which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

12.1.2	a general offer to acquire all the shares in the Company of the same class as the Shares the Company shall come under the control of another person or persons, the Optionholder shall, notwithstanding that any performance-related condition or other objective criterion subject to which such Option may be then exercisable is not then satisfied, be entitled to exercise his Option within the period of 6 months of the date when the person making the offer has obtained control of the Company and any condition subject to which the offer is made has been satisfied or waived and to the extent that the Option is not then exercised it shall upon the expiration of that period lapse and cease to be exercisable.

12.2	Subject to rule 8.1 and notwithstanding rule 8.2, if at any time before an Option has lapsed any person becomes entitled or bound to acquire shares in the Company under sections 428 to 430F (inclusive) of the Companies Act 1985 the Optionholder shall. notwithstanding that any performance-related condition subject to which such Option may be then exercisable is not then satisfied, be entitled to exercise his Option at any time when that person remains so entitled or bound and to the extent that the Option is not then exercised it shall upon the expiration of that period lapse and cease to be exercisable.

12.3	For the purposes of this rule 12 a person shall be deemed to have control of a company if he and others acting in concert with him have together obtained control of it.

12.4	If a company has obtained control of the Company (as mentioned in Rule 12.1) or has become bound or entitled (as mentioned in Rule 12.2), an Optionholder may, at any time during the period of 6 months by agreement with the Acquiring Company, release to the Acquiring Company his Options in consideration of the grant to him of New Options over New Shares provided that:-

12.4.1	any such New Option shall confer a right to acquire such number of New Shares as have a total Market Value immediately after the grant equal to the total Market Value of the Shares subject to the Option immediately before the release;

12.4.2	the total amount payable by an Optionholder under any such New Option shall equal the total amount that would have been payable for the acquisition of all the Shares subject to the Option immediately before the release;

12.4.3	Any such New Option shall otherwise be exercisable in the same manner as the corresponding Option released and subject to the Rules of the Scheme as they had effect immediately before the release except that, with effect from a release pursuant to this paragraph 12.4, references in these Rules to “the Company” and to “Shares” shall in relation to a New Option be construed respectively as references to the Acquiring Company (or, as the case may be, any other company in respect of whose shares the New Option is granted) and to New Shares;

12.4.4	A New Option shall, for all other purposes of the Plan, be treated as having been granted at the same time as the corresponding Option; and, as soon as practicable after the grant of a New Option, the Acquiring Company shall issue to the Optionholder an Option Certificate in relation to such New Option referring to this Plan and setting out the name of the Employee, the number and denomination of New Shares comprised in the New Option, the date on which the New Option shall be deemed to be granted, the price at which the New Shares may be acquired under the New Option and the period during which the New Option may be exercised and shall be otherwise in such form (not inconsistent with the provisions of the Plan) as the Directors may from time to time determine; and

12.4.5	In any case where agreement is reached with the Acquiring Company for the release of Options in consideration of the grant to the Optionholder of New Options over New Shares, the Optionholder shall not be entitled to exercise his Options pursuant to Rule 12.1 or 12.2.

13	VARIATION OF SHARE CAPITAL

13.1	In the event of any alteration of the Ordinary Share Capital by way of capitalisation or rights issue, or sub-division, consolidation or reduction or any other variation in the share capital of the Company, the Company may make such adjustment as it considers appropriate:

13.1.1	to the aggregate number or amount of Shares subject to any Option, and/or

13.1.2	to the Exercise Price payable for each Share under any such Option, and/or

13.1.3	where an Option has been exercised but no Shares have been allotted in accordance with rule 9.2, to the number of Shares which may be so allotted and the Exercise Price payable for each such Share

PROVIDED THAT:

13.1.3.1	except in the case of a capitalisation issue, any such adjustment is confirmed in writing by the Auditors to be in their opinion fair and reasonable; and

13.1.3.2	except insofar as the Directors (on behalf of the Company) agree to capitalise the Company’s reserves and apply the same at the time of exercise of the Option in paying up the difference between the Exercise Price and the nominal value of the Shares, the Exercise Price in relation to any Option is not reduced below the nominal value of a Share; and

13.1.3.3	any such adjustment which is to be made to the terms of an Option granted by a person other than the Company shall not have effect unless it is approved by such person.

13.2	As soon as reasonably practicable after any such adjustment has effect in relation to any Option the relevant Company of the Option shall give notice in writing to the Optionholder.

14	LEGAL AND TAX OBLIGATIONS

14.1	The exercise of Options (and/or the allotment of Shares) will be subject to such additional conditions and procedures as the Company may determine are necessary or desirable for the time being in order to comply with or take into account any legal or taxation obligations of, or implications for, a company of such exercise. In particular, the Company may require an Optionholder to enter into a voluntary agreement with it or another company to assume all or any part of any employer’s national insurance liability arising on the exercise of an Option or to make a joint election with it such that the Optionholder is legally liable for all or part of the employer’s national insurance liability. For the avoidance of doubt, and without limiting any of the foregoing, where a Group Company is obliged to account for any Option Tax Liability (in any jurisdiction) for which the person in question is liable by virtue of exercising the option the exercise of the Option may be subject to a requirement that the person exercising it has either:-

14.1.1	made a payment to any Group Company of an amount equal to the Option Tax Liability; or

14.1.2	entered into arrangements with that or another Group Company to secure that such a payment is made (whether by authorising that Group Company to procure the sale of some or all of the Shares on his behalf and authorising the payment to the Group Company of the relevant amount out of the proceeds of sale or otherwise).

14.2	Where the Company’s Shares are listed on the Stock Exchange or traded on the Alternative Investment Market of the Stock Exchange, then no Option may be exercised in contravention of the terms of such securities transactions rules of the Stock Exchange and any code applicable to the directors and employees of the Group relating to securities transactions as may from time to time be in force.

15	ALTERATION OF PLAN

15.1	The Directors may at any time alter or add to any of the provisions of this Plan in any respect PROVIDED THAT: no amendments may detrimentally affect an Optionholder as regards an Option granted prior to the amendment being made.

15.2	As soon as reasonably practicable after making any alteration or addition under this rule 15, the Directors shall give notice in writing thereof to any Optionholder affected.

16	SERVICE OF DOCUMENTS

16.1	Except as otherwise provided in this Plan, any notice or document to be given by, or on behalf of, the Company to any person in accordance or in connection with this Plan shall be duly given:

16.1.1	if he is a director or employee of any member of the Group or any Associated Company by delivering it to him at his place of work; or

16.1.2	by sending it through the post in a pre-paid envelope to the address last known to the Company to be his address and, if so sent, it shall be deemed to have been duly given on the date of posting; or

16.1.3	if he holds office or employment with any member of the Group or any Associated Company, by sending a facsimile transmission or any other electronic communication to a current facsimile or electronic communication number addressed to him at his place of work or his address last known to the Company and if so sent it shall be deemed to have been duly given at the time of transmission.

16.2	Any notice or document so sent to an Eligible Person and/or Optionholder shall be deemed to have been duly given notwithstanding that such Optionholder is then deceased (and whether or not the Company has notice of his death) except where his Personal Representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which documents are to be sent.

16.3	Any notice in writing or document to be submitted or given to the Directors, the Committee, the Company in accordance or in connection with this Plan may be delivered, sent by post, telex, or facsimile transmission but shall not in any event be duly given unless it is actually received by the secretary of the Company or such other individual as may from time to time be nominated by the Directors and whose name and address is notified to Optionholders.

17	MISCELLANEOUS

17.1	The Company shall at all times keep available sufficient authorised but unissued Shares to satisfy the exercise in full of all Options for the time being remaining capable of being exercised under this Plan.

17.2	Subject to Rule 15.1 the Directors or the Committee may from time to time make and vary such rules and regulations not inconsistent herewith and establish such procedures for the administration and implementation of this Plan as they think fit and in the event of any dispute or disagreement as to the interpretation of this Plan or of any such rules, regulations or procedures or as to any question or right arising from or related to this Plan, the decision of the Directors or the Committee shall (except as regards any matter required to be determined by the Auditors hereunder) be final and binding upon all persons.

17.3	In any matter in which they are required to act hereunder, the Auditors shall be deemed to be acting as experts and not as arbitrators and the Arbitration Acts 1950-1996 shall not apply hereto.

17.4	Optionholders shall be entitled to receive copies of all accounts circulars and notices (other than proxy or voting forms) sent to holders of Shares but shall have no right to attend general meetings of the Company.

17.5	The costs of the administration and implementation of this Plan shall be borne by the Company.

SCHEDULE 1

THE LIPOXEN PLC UNAPPROVED SHARE OPTION PLAN

OPTION CERTIFICATE

Name of Optionholder: Address of Optionholder:

Date of Grant:

Maximum Number of Shares:

Exercise Price:

LIPOXEN PLC HEREBY GRANTS to the Optionholder named above an Option to subscribe for the above number of Shares in the Company at the above Exercise Price. This Option is exercisable subject to and in accordance with the rules of The LIPOXEN PLC Unapproved Share Option Plan as they are amended from time to time.

Exercise of the Option may also subject to the performance-related condition(s) of exercise set out in the Appendix to this Option Certificate.

The Option is not transferable but may be exercised by your personal representatives in the event of your death.

An Optionholder, whether or not a director of any company, shall not be entitled to exercise an Option at any time when to do so would contravene the provisions of the Company’s code governing share dealings by directors and employees.

EXECUTED AS A DEED by

LIPOXEN PLC

acting by:

Secretary/Director

Director

I HEREBY AGREE to accept the grant of this Option and agree and undertake:

(1)	to be bound by the terms and conditions set out in the rules of The LIPOXEN PLC Unapproved Share Option Plan and any performance related condition(s) of exercise which may be set out in the Appendix to this Option Certificate;

(2)	that to the extent any Option Tax Liability (as defined in the Plan Rules) has not been paid within 21 days from receipt of notice from the Company, my employing company is authorised to make deductions from subsequent salary payments and to apply the amounts so deducted in reimbursing the person which has accounted for such liability;

(3)	to indemnify the Company and each company in the Group and each Associated Company in respect of any Option Tax Liability and to pay such Option Tax Liability within 21 days of receipt of notice from the Company of the amount of tax payable arising from the exercise of the Option.

SIGNED but not delivered until the date hereof

AS A DEED by

                    in the presence of:

Witness signature:

Witness name (print):

Address:

Occupation:

THE LIPOXEN PLC UNAPPROVED SHARE OPTION PLAN

NOTICE OF EXERCISE OF OPTION

To: Company Secretary, Lipoxen PLC (print registered address)

1

I hereby exercise the Option referred to overleaf in respect of all/                      * of the shares over which the Option may be exercised, and request the allotment or transfer to me of those shares in accordance with the rules of the Plan and the Memorandum and Articles of Association of the Company.

I enclose a cheque made payable to Lipoxen PLC in the sum of £         being the aggregate Exercise Price of such shares.

Name (block letters)

Address

Signature

Date

NOTES:

1	This form must be accompanied by payment of the Exercise Price for the shares in respect of which the Option is exercised.

2	Where the Option is exercised by personal representatives, an office copy of the Probate or Letters of Administration should accompany the form.

3	The Plan has not been approved by HM Revenue and Customs. There is currently no charge to income tax on the receipt of a right to acquire shares under such a plan. Under current tax law a charge to income or national insurance tax and employer’s national insurance will arise on the exercise of the Option calculated by reference to the difference between the market value of the shares at the date of exercise and the price paid for them arising on the exercise of the Option. The Company may require you to pay all or part of its national insurance at its discretion and which is directly attributable to the exercise of the Option either under a voluntary agreement or through a joint election in either case made with you.

4	IMPORTANT: The Company does not undertake to advise you on the tax consequences of exercising your Option. If you are unsure of the tax liabilities which may arise, you should take appropriate professional advice before exercising your Option.

5	An Optionholder (whether or not a director) shall not be entitled to exercise an Option at any time when to do so would contravene the provisions of the Company’s code governing share dealings by directors and employees.